UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 11, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

b
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On March 11, 2008, LSB Industries, Inc. (the “Company”) issued a press release to report its audited financial results for the fourth quarter and year ended December 31, 2007.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 12, 2008, at 11:00 a.m. EDT/10:00 a.m. CDT, the Company held a conference call broadcast live over the Internet to discuss the audited results of the fourth quarter and year ended December 31, 2007.  The conference call was announced in the press release, dated March 11, 2008, attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 of this Form 8-K and the Exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934 (as amended), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (as amended), except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On March 11, 2008, the Company’s Board of Directors approved a stock repurchase plan to buy an unstipulated number of shares of the Company’s common stock in open market and privately negotiated transactions for an indefinite period of time.  The stock repurchase plan is to remain in effect until such time as the Board of Directors decide to end it.  The repurchases by the Company will be conducted pursuant to Rule 10b-18, and the Company will use its working capital to fund the repurchase plan.

Item 9.01. Exhibits

The information contained in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit                      Description

99.1           Press Release issued by LSB Industries, Inc. dated March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 14, 2008

                                   LSB INDUSTRIES, INC.

                                   By: /s/Tony M. Shelby
                                   Name:  Tony M. Shelby
                                   Title:  Executive Vice President,
                                   Chief Financial Officer